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                                                                     Exhibit 4.1

                            HELLER FINANCIAL, INC.
                           (a Delaware corporation)

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                  As Amended


This Restated Certificate of Incorporation (hereinafter sometimes referred to as "Certificate" or "Restated Certificate of Incorporation") of HELLER FINANCIAL, INC. (the "Company") was duly adopted by written Unanimous Consents of the Board of Directors and the stockholder of the Company, both dated August 28, 1992 in accordance with Sections 245, 242, 141(f) and 228 of the General Corporation Law of the State of Delaware.

1. The name under which this Company was incorporated on November 20, 1919, was HELLER-MARKS & COMPANY.

2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Company by:

   (a) amending Article Fourth, paragraph one, deleting 2,000,000, and inserting, in lieu thereof, 22,000,000, and inserting to provide for the creation of the class of preferred stock designated as "Senior Preferred Stock";

   (b) amending Article Fourth, subdivision (b)3.A., deleting $350,000,000, and inserting, in lieu thereof, $500,000,000; and

   (c) Amending Article Seventh to provide for the rights of the holders of a series of Senior Preferred Stock to elect additional directors.

3. The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:


                            HELLER FINANCIAL, INC.
                           (a Delaware corporation)

                                   RESTATED
                         CERTIFICATE of INCORPORATION


   FIRST: The name of the Company is HELLER FINANCIAL, INC.

   SECOND: The location of its registered office in the State of Delaware is to be 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its agent therein and in charge thereof, and upon whom legal process against this Company may be
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served, is THE CORPORATION TRUST COMPANY, 1209 Orange Street, in said City of
Wilmington.


   THIRD: The nature of the business and the objects and purposes for which, and for any of which, this Company is formed are to do any or all of the things herein set forth as fully and to the same extent as natural persons might or could do and in any part of the world, viz:

   (a) To buy, sell and generally deal in commercial paper, securities, shares of stock, bonds, debentures, and evidences of indebtedness of all kinds, whether secured or unsecured, including bills and accounts receivable, and to loan money on the security thereof, or otherwise, and to make in commercial paper, securities, shares of stock, bonds, debentures, and evidences of indebtedness of all kinds, whether secured or unsecured, including bills and accounts receivable, and to loan money on the security thereof, or otherwise, and to make advances upon consignments of merchandise and commodities, and to hypothecate such merchandise and commodities as security, and with power to transact all of the commercial and financial transactions pertaining to any of the businesses herein provided for.

   (b) To organize, incorporate, reorganize, finance, or assist financially or otherwise companies, corporations, syndicates, partnerships and associations of all kinds, and individuals, and to endorse, underwrite and subscribe for the bonds, stocks, securities, debentures, notes or undertakings of any company, corporation, syndicate, partnership, association or individual, and to make any guarantee in connection therewith, or otherwise, for the payment of money, and for the performance of any obligation or undertaking and to do any and all things necessary or convenient to carry any such purposes into effect.

   (c) To investigate, develop, consummate, undertake, and carry on any enterprise, business, transaction or operation, commonly carried on or undertaken by capitalists, financiers, trust companies, contracts, syndicates, merchants, importers, exporters, commission men or agents, and to acquire the good will, rights and property, and undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock, bonds, or notes, or otherwise, and generally, as principal or agent, to institute, enter into, carry on, assist, promote, and participate in financial, commercial, mercantile, and other business, works, contracts, undertakings and operations.

   (d) To manufacture, buy, sell, warehouse, store and deal in goods, wares, merchandise, commodities and property of any and every kind, and also to advance money to any person, firm or corporation on the security of any such property, or on the security of commercial paper or notes given evidence of any deferred payments for any property sold by this Company or by any person, firm, association or corporation.

   (e) To insure any of the property or interest aforesaid, and the persons, firms or corporations owning, using or operating the same, against loss of fire, theft, collision or damage, or any risk or liability whatever.

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   (f) To engage in and carry on the business of general commission merchants, and purchasing and selling agents: to manufacture, buy, hold, own, produce, sell and otherwise dispose of, either as principal or agent, and upon commission or consignment or otherwise, goods, wares, merchandise, commodities, and personal property of all kinds.

   (g) To hold in trust, issue on commission, make advances upon, or sell, lease, license, transfer, organize, reorganize, incorporate, or dispose of any of the undertakings or resulting investments aforesaid, or the stock or securities thereof; to act as agent, trustee, or depositary for any of the above or like purposes, or any purpose herein mentioned, and to act as fiscal agent of any person, firm, association or corporation.

   (h) To obtain the grant of, purchase, lease, or otherwise acquire any concessions, rights, options, patents, privileges, franchises, licenses, lands, properties, undertakings, or businesses, or any right, option, or contract in relation thereto, and to perform, carry out and fulfill the terms and conditions thereof, and to carry the same into effect, and develop, maintain, lease, sell, transfer, dispose of, and otherwise deal with the same.

   (i) To subscribe for, or cause to be subscribed for, buy, own, hold, purchase, receive or otherwise acquire, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, mortgage, pledge, or otherwise dispose of, shares of the capital stock, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes and evidences of indebtedness, issued or created by other corporations, joint stock companies or associations, whether public, private or municipal, or any corporate body, and while owner thereof to possess and to exercise in respect thereof, all the rights, powers and privileges of ownership, including the right to vote thereon; to guarantee the payment of dividends on any shares of the capital of any of the corporations, joint stock companies or associations in which this Company has or may have an interest and to become surety in respect of, endorse or otherwise guarantee the payment of the principal or interest of any scrip, bonds, coupons, mortgages, debentures, securities, notes, or evidences of indebtedness issued or created by any such corporations, joint stock companies or associations; to become surety for or guarantee the carrying out and performance of any and all contracts, leases and other obligations of every kind of any such corporation, joint stock company, or association, any of whose shares, bonds, securities or evidences of indebtedness are held by or for this Company, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, bonds, securities or evidences of indebtedness.

   (j) To purchase, apply for, obtain, or otherwise acquire, any and all letters patent, licenses, patent rights, patented processes and similar rights granted by the United States or any other government or country, or any interest therein, or any inventions which may seem capable of being used for or in connection with any of the objects or purposes of this Company, and to use, exercise, develop, sell, lease, grant licenses in respect to, or other interests in the same, and otherwise turn the same to account, and to carry on any business, manufacturing or otherwise, which may be deemed to directly or indirectly effectuate these objects or any of them.

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   (k)  To secure, acquire, apply for, register, hold, own or otherwise dispose of any and all copyrights, trademarks, trade names and other trade rights.

   (l) To organize, or cause to be organized, under the laws of the State of Delaware, or of any other state, territory or country, or the District of Columbia, a corporation or corporations for the purpose of accomplishing any of the objects for which this Company is organized, or for any other purpose or purposes, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations.

   (m) To borrow money for the purposes of this Company, and to issue bonds, debentures, notes, and other obligations, and to secure the sale by pledge or mortgage of the whole, or any part of the property of this Company, either real or personal, or to issue bonds, notes, debentures, or other obligations, without any such security.

   (n) To issue shares of stock, preferred stock, debentures, debenture stock, bonds, notes, and other obligations for cash, or property, or in exchange for the stock, bonds, notes or securities of any person, firm or corporation.

   (o) To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation.

   (p) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants and other negotiable or transferable instruments.

   (q) To purchase and acquire shares of the capital stock, bonds, and other obligations of this Company, from time to time, to such extent, and in such manner and upon such terms as its Board of Directors shall determine, and from time to time to accept, any such shares, bonds and obligations as security for, or in payment on account, or in satisfaction of, any claim or demand of this Company, and to reissue the same from time to time.

   (r) To have one or more offices to carry on any or all of its operations and business, and, without restriction or limit as to amount, to purchase, lease, or otherwise acquire, hold, and own, and to mortgage, sell, convey, lease, or otherwise dispose of real and personal property of every class and description, in any of the states or territories of the United States and in the District of Columbia and in any and all foreign countries, subject to the laws of such state, district, territory or country.

   (s) To do any and all things herein set forth, and in addition such other acts as are incident or conducive to the attainment of the purposes of this Company, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, insofar as such acts are not inconsistent with the provisions of the laws of the State of Delaware.

   The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Company, and are in furtherance

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   of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

   It is the intention that the purposes and powers specified in this Article Third hereof shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or interference from the terms of any other clause or paragraph of this Certificate, and that each of the purposes and powers specified in this Article Third hereof, shall be regarded as independent purposes and powers.

   FOURTH: The total number of shares of stock which the Company shall have authority to issue is 22,000,000, of which 1,999,000 shares, no par value, are to be of a class designated "Preferred Stock", and 20,000,000 shares, of the par value of $0.01 each, are to be of a class designated "Senior Preferred Stock" and 1,000 shares, of the par value of $0.25 each, are to be of a class designated "Common Stock."

   (a) Subject to the provisions of any applicable law, or of the By-laws of the Company as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, by this Restated Certificate of Incorporation or by the resolution or resolutions providing for the issuance of any series of Preferred Stock or Senior Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Company. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock or Senior Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock and the Senior Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock and Senior Preferred Stock of any and all series of the full amount for which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock or Senior Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock and Senior Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Company available for distribution to its stockholders.

   The Preferred Stock and the Senior Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that (i) the aggregate number of shares of Preferred Stock issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized, and (ii) the aggregate number of shares of Senior Preferred Stock issued and not canceled of any and all such series shall not exceed the total number of shares of Senior Preferred Stock authorized. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock or Senior Preferred Stock as Preferred Stock or Senior Preferred Stock, respectively, of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares

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   thereof, the number of shares of such series, and the voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series (including, without limitation, the authority to make such shares convertible into, or exchangeable for, shares of the same or any other class or classes of stock of Heller International Corporation, its parent), to the full extent now or hereafter permitted by the laws of the State of Delaware.

   Subject to the provisions of this Restated Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Company, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

   No holder of stock of the Company shall have any preemptive rights with respect to stock of the Company.

   (b) The Board of Directors pursuant to the authority expressly vested in this Article Fourth, and pursuant to the provisions of the General Corporation Law of the State of Delaware has by resolution fixed the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof of the following series of Preferred Stock:

       NW Preferred Stock, Class B

       1. Designation. The designation of the series of Preferred Stock created by this Resolution shall be "NW Preferred Stock, Class B (No Par Value)", the first series of said stock when issued to be designated as "Series A", and each subsequent series when issued thereafter to be lettered consecutively (all such series hereinafter called the "NW Preferred Stock"). The NW Preferred Stock, Class B shall consist of 100,000 shares. Except as hereinafter set forth, all such series when issued are to be governed by the same voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof as each of the other series of Preferred Stock.

       2. Dividends. The holders of shares of the NW Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends in cash in an amount determined at a rate equal to one percent per annum above the rate of interest at which deposits in United States dollars are offered by the principal office of The Fuji Bank, Limited in London, England, to prime banks in the London interbank market for a period equal to three months (or, in the case of the initial issuance of a series of NW Preferred Stock, for a period equal to the period commencing on the date of issuance of such series and ending on the date of the calendar quarter during which such issuance occurred), which dividend amount shall be established on the second business day preceding the first day of each calendar quarter (or in the case of the initial issuance of a series of NW Preferred Stock, on the second business day preceding the date of issuance of such series), payable quarterly on March 31, June 30, September 30, and

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       December 31 in each year, commencing on the first such date following the initial issuance of any series of NW Preferred Stock (each of such quarterly periods (or, in the case of the initial issuance of a series of NW Preferred Stock, such shorter period) ending on the last day of such months, being hereinafter called a `dividend period'). The rights of holders of the NW Preferred Stock shall be noncumulative. Accordingly, if the Board of Directors fails to declare a dividend on the NW Preferred Stock payable on a dividend payment date, then holders of NW Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay dividends accrued for such period, whether or not dividends on the NW Preferred Stock are declared payable on any future dividend payment date. The amount of dividends payable for any period shorter than a full quarterly dividend period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All dividends declared upon the shares of the NW Preferred Stock and any other preferred stock ranking on a parity as to dividends with the NW Preferred Stock shall be declared pro rata, so that the amounts of dividends declared per share on the NW Preferred Stock and such other preferred stock shall in all cases bear to each other the same rate that Accrued Dividends per share on the shares of the NW Preferred Stock and such other preferred stock bear to each other. No full dividends shall be declared or paid or set apart for payment of the preferred stock of any series ranking, as to dividends, on a parity with or junior to the NW Preferred Stock for any period unless dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the NW Preferred Stock for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared). When dividends are not paid in full, as aforesaid, upon the shares of NW Preferred Stock and any other preferred stock ranking on a parity as to dividends with the NW Preferred Stock, all dividends declared upon shares of NW Preferred Stock and any other class of series of preferred stock ranking on a parity as to dividends with the NW Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the NW Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that dividends per share on the shares of NW Preferred Stock for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared) and such other preferred stock bear to each other. Holders of shares of NW Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared), as herein provided, on the NW Preferred Stock. Holders of shares of the NW Preferred Stock shall not be entitled to any dividends, whether payable in case, property or stock, and no dividends shall be paid on any shares of NW Preferred Stock during the existence of a default in the payment of principal of or interest on any outstanding indebtedness of the Company for money borrowed.

       3. Rights of Redemption. The shares of the NW Preferred Stock shall be subject to redemption as follows:

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           A.  Mandatory Redemption.  Each share of each series of NW Preferred
           Stock shall be redeemable no less than 30 and no more than 45 days following the end of a calendar quarter upon five business days' prior written notice to the Company from the holder, (the date on which any such redemption shall occur being referred to herein as the 'Redemption Date'), in whole or in part, in an aggregate amount in such calendar quarter not exceeding the excess of the Net Worth of the Company, as defined herein, at the end of such quarter over $500,000,000, at a redemption price equal to the price paid to the Company upon the issuance thereof, plus Accrued Dividends in respect thereof, provided that the Company shall be obligated to effect any such redemption only to the extent that its doing so will not (i) result in a breach of or default under any agreement for or instrument evidencing indebtedness of, or guaranteed by, the Company and (ii) conflict with the provisions set forth under Paragraph 2 hereof restricting the payment of dividends on any shares of NW Preferred Stock during the existence of a default in the payment of principal of or interest on any outstanding indebtedness of the Company for money borrowed.

           Unless provision has been made for payment in full of Accrued Dividends on all preferred stock, no sum shall be set aside for the redemption of any Preferred Stock nor shall any Preferred Stock be purchased or otherwise acquired by the Company.

           B. Sinking Fund, Etc. Shares of the NW Preferred Stock are not subject or entitled to the benefit of a sinking fund.

           C. Effect of Redemption. After a Redemption Date in respect of any shares of NW Preferred Stock, shares redeemed on such Redemption Date shall not be deemed to be outstanding and shall not be transferable on the books of the Company except to the Company.

           D. Receipt of Redemption Price. At any time on or after a Redemption Date in respect of any shares of NW Preferred Stock, the respective holders of record of shares of NW Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Company of certificates for the shares to be redeemed.

           E. Return of Deposits, Etc. Any moneys deposited with the transfer agent, or other redemption agent, for the redemption of any shares of NW Preferred Stock which shall not be claimed after five years from the Redemption Date shall be repaid to the Company by such agent on demand, and the holder of any such shares of NW Preferred Stock shall thereafter look only to the Company for any payment to which such holder may be entitled. Any interest accrued on money so deposited shall belong to the Company and shall be paid to it from time to time on demand.

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           F. Redemption by Deposit. If on or before the Redemption Date in respect of any shares of NW Preferred Stock, funds necessary for such redemption shall have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares called for redemption on such Redemption Date, with a bank or trust company in good standing organized under the laws of the United States of America, doing business in the City of Chicago or in the Borough of Manhattan, in the City of New York, having a capital, surplus and undivided profits aggregating at least $10,000,000 according to its last published statement of condition, then, notwithstanding that any certificate for shares to be redeemed shall not have been surrendered for cancellation, from and after such Redemption Date, all shares to be redeemed shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price for such shares, without interest, and the right to exercise on or before the close of business on the Redemption Date, privileges of exchange or conversion, if any, not theretofore expiring. Any interest accrued on such funds shall be paid to the Company from time to time.

       4.  Rights on Liquidation, Dissolution or Winding Up.

           A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the NW Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the Company ranking junior upon liquidation to the NW Preferred Stock, an amount equal to the price paid for each such share upon the issuance thereof plus an amount equal to all Accrued Dividends thereon to and including the date of payment.

           B. In the event the assets of the Company available for distribution to the holders of shares of NW Preferred Stock upon any involuntary or voluntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to subparagraph A of this paragraph 4, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of NW Preferred Stock upon liquidation unless proportionate distributive amounts shall be paid on account of the shares of NW Preferred Stock, ratably, in proportion to the full distributive amounts to which the holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

       5. Voting. The shares of the NW Preferred Stock shall not have any voting powers, either general or special, except as required by applicable law.

       6.  Definitions.

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           A. The term 'business day' shall mean a day on which dealings are carried on in the London interbank market and banks are open in London, and banks are not required or authorized to dose in New York City or in Chicago, it being understood, however, that for purposes of paragraph 2 of this Resolution, the term 'business day' shall not include reference to Chicago.

           B. The term `Accrued Dividends' shall mean the aggregate amount of dividends that have been declared but have not been paid in respect of shares of the NW Preferred Stock.

           C. Intentionally Omitted.

           D. Intentionally Omitted.

           E. The term 'Net Worth' in respect of any period shall mean the stockholders' equity of the Company, including preferred stock, common stock and earned surplus and all other items listed under the heading "Stockholders' Equity" on the balance sheet of the Company, as determined in accordance with generally accepted accounting principles, consistently applied, and shown on the balance sheet of the Company as at the close of such period; provided, that Net Worth shall be increased by the aggregate amount of the accrued and unpaid dividends on all shares of NW Preferred Stock outstanding on the last day of the period in respect of which Net Worth is being determined, and by the aggregate amount of the liquidation preference of all such shares of NW Preferred Stock to the extent not otherwise included in Net Worth pursuant to the foregoing provisions of this definition.

           F. The term "Preferred Stock" shall mean any preferred stock created and issued under the Restated Certificate of Incorporation of the Company as in effect on the date of this Resolution, including the NW Preferred Stock, whether or not issued. The term "preferred stock" shall mean shares of any class of stock (including Preferred Stock) if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of Common Stock.

           G. For the purposes of this Resolution any stock of any class or classes of the Company shall be deemed to rank:

           (1) prior to shares of the NW Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the NW Preferred Stock;

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           (2) on a parity with shares of the NW Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the NW Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of NW Preferred Stock; and

           (3) junior to shares of the NW Preferred Stock, either as to dividends or upon liquidation, if such class shall be common stock of the Company or if the holders of the NW Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or classes.

   FIFTH: The existence of this Company is to be perpetual.

   SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

   SEVENTH: Except as otherwise provided for or fixed pursuant to the provisions of Article Fourth of this Restated Certificate of Incorporation relating to the rights of the holders of a series of the Senior Preferred Stock to elect additional directors, the number of directors of this Company shall be fixed and may be altered from time to time as may be provided in the By-laws. In case of any increase in the number of directors, the additional directors may be elected by the directors, or by the stockholders, at an annual or special meeting.

   EIGHTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors are expressly authorized:

   (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

   (b) To make, alter, amend or repeal By-laws for this Company without any action on the part of the stockholders. The By-laws made by the directors may be altered or repealed by the stockholders.

   (c) To designate two or more directors to constitute an executive committee, which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the full Board of Directors in the management of the business and affairs of this Company as may be lawfully delegated, and shall have power to authorize the seal of this Company to be affixed to all papers which may require it.

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   (d) If the By-laws of this Company shall so provide, the stockholders and directors shall have power to hold their meetings either within or without the State of Delaware, and to have one or more offices outside of the State of Delaware, and to keep the books and records except the original or duplicate stock ledger, of this Company outside the State of Delaware, and at such place or places as may from time to time be designated by the Board of Directors.

   (e) To authorize and cause to be executed mortgages and liens without limit as to amount, upon the real and personal property of this Company.

   (f) From time to time to determine whether and to what extent, and at what time and place and under what conditions and regulations the accounts and books of this Company, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of this Company except as conferred by statute or the By-laws or as authorized by a resolution of the directors or stockholders.


   (g) To sell, assign, transfer, convey and otherwise dispose of a part of the property, assets and effects of this Company, less than the whole or substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the stockholders in writing or otherwise; and also to sell, assign, transfer, convey and otherwise dispose of the whole, or substantially the whole, of the property, assets, effects, franchises, and good will of this Company on such terms and conditions as they shall deem advisable but only with the assent in writing, or pursuant to the vote, of the holders of not less than two-thirds in interest of all the stockholders of this Company but in any event not less than the amount required by law.

   (h) All of the powers of this Company, insofar as the same lawfully may be vested by this Certificate in the directors, are hereby conferred upon the said directors of this Company.

   NINTH: This Company may in its By-laws fix the number (not less than the number required by law or in this Certificate) of shares, the holders of which must consent to, or which must be voted in favor of, any specific act or acts by this Company, or its Board of Directors, and during the period for which such number remains so fixed, such specified act or acts shall not and may not be performed or carried out by this Company, or its Board of Directors without the consent or affirmative vote of the holders of at least the number of shares so fixed.

   TENTH: In the absence of fraud, no contract or transaction between this Company and any other corporation shall be affected by the fact that the directors of this Company are interested in or are directors or officers of such other corporation, and any director individually may be a party to, or may be interested in any such contract or transaction of this Company; and no such contract or transaction of this Company with any person or persons, firm or association, shall be affected by the fact that any director of this Company is a party to, or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or transaction of any such director shall be fully disclosed, and that such contract or other

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transaction shall be authorized or ratified by the vote of a sufficient number of the directors of this Company not so interested; and each and every person who may become a director in this Company is hereby relieved from any liability that might otherwise exist from thus contracting with this Company for the benefit of himself or any firm, association, or corporation in which he may be in anyway interested.

   ELEVENTH: This Company may in its Bylaws make any other provisions or requirements for the management or conduct of the business of this Company, provided the same be not inconsistent with the provisions of this Certificate, or contrary to the laws of the State of Delaware, or the United States.

   TWELFTH: Except where other notice is specifically required by statute written notice only of any stockholder's meeting, given as provided in the By-laws shall be sufficient without publication or other form of notice.

   THIRTEENTH: Any officer elected or appointed by the Board of Directors, or by the Executive Committee, or by the stockholders, or any member of the Executive Committee, or of any other standing committee, or any director of this Company may be removed at any time, with or without cause, in such manner as shall be provided in the By-laws of this Company.

   FOURTEENTH: No director of this Company shall be personally liable to the Company or to its stockholders for monetary damages arising out of or resulting from any breach of his fiduciary duty as a director; provided, however, that this Article Fourteenth shall not apply in any case where such liability arises out of or results from: (a) the breach by such director of his duty of loyalty to the Company or to its stockholders; (b) any act or omission of such director not in good faith or which involves intentional misconduct or a knowing violation of the law; (c) any transaction from which such director derives an improper personal benefit; or (d) any payment of a dividend or any purchase or redemption of the capital stock of the Company in violation of the provisions of
Section 174 of the General Corporation Law of the State of Delaware. This Article Fourteenth shall be effective as of, and shall apply to any act, omission or transaction of any director of this Company occurring on or after, July 1, 1986.

   FIFTEENTH: This Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

4. This Restated Certificate of Incorporation was adopted by the written Consent of the sole stockholder of the Company dated August 28, 1992, in accordance with the applicable provisions of Section 228, 242, 243 and 245 of the General Corporation Law of the State of Delaware.



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